Exhibit 99

Investor Relations:	Brian P. Callahan, Chief Financial Officer
bcallahan@spheris.com (615) 261-1500

Lisa DeMoss, Director of Communications
ldemoss@spheris.com (615) 261-1716
For Immediate Release
March 24, 2009
SPHERIS REPORTS FOURTH QUARTER AND YEAR-END 2008 RESULTS
FRANKLIN, Tenn (March 24, 2009) — Spheris, a leading global outsource provider of clinical documentation technology and services, today announced results for the three and twelve months ended December 31, 2008.
Financial Highlights—Fourth Quarter of 2008
Net revenues for the fourth quarter of 2008 were $41.8 million compared with $48.6 million for the fourth quarter of 2007. The decrease in net revenues was due to the impact of net lost business and lower average customer contract pricing.
Operating income was $4.7 million, or 11.2% of net revenues, for the fourth quarter of 2008 compared with $1.2 million, or 2.5% of net revenues, for the fourth quarter of 2007. The improvement in operating income was driven by increased utilization of the global production workforce and speech recognition technologies, in addition to lower marketing, selling and general and administrative expenses that resulted from the Company’s cost-containment efforts. These improvements more than offset the decrease in net revenues noted above. Additionally, the improvement in operating income was aided by lower amortization expense as certain capitalized customer lists were fully amortized.
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, other expense or income, and restructuring charges. Adjusted EBITDA for the fourth quarter of 2008 was $9.1 million, or 21.8% of net revenues, compared with $7.3 million, or 15.0% of net revenues, in the prior-year period. The improvement in Adjusted EBITDA was due primarily to the operational cost savings described above.
Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. Please refer to the “Supplemental Financial Information” and related note contained in this press release for further discussion and reconciliation of Adjusted EBITDA to GAAP financial measures.
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Spheris Reports Fourth Quarter and Year-End 2008 Results

March 24, 2009
Financial Highlights—Year Ended December 31, 2008
Net revenues for the year ended December 31, 2008 were $182.8 million compared with $200.4 million in 2007. The decrease in net revenues was due to the impact of net lost business and lower average customer contract pricing.
Operating income was $5.6 million, or 3.1% of net revenues, in 2008 compared with $7.4 million, or 3.7% of net revenues, during 2007. During the first quarter of 2008, the Company recorded $1.3 million of expenses relating to a transaction that was not consummated. Excluding these transaction costs, operating income would have been $6.9 million, or 3.8% of net revenues, for the year ended December 31, 2008. In addition to the impact of the transaction costs, the decrease in operating income was due primarily to lower net revenues as described above. These costs were partially offset by operational cost savings from increased utilization of our global production workforce and speech recognition technologies, in addition to other cost savings initiatives.
Adjusted EBITDA was $27.7 million, or 15.2% of net revenues, in 2008 compared with $31.6 million, or 15.8% of net revenues, in 2007. Excluding the $1.3 million of transaction related expenses noted above, Adjusted EBITDA would have been $29.0 million, or 15.9% of net revenues, in 2008. In addition to the impact of the transaction costs, the decrease in Adjusted EBITDA was primarily due to the impact of lower net revenues.
Commenting on the fourth quarter and year-end 2008 results, Daniel J. Kohl, president and chief executive officer of Spheris, stated, “We had our fair share of success and disappointment in 2008. The positives included signing a five-year agreement with Community Health Systems, migrating the medical language specialists to the Cornerstone editor and increasing the volume of global and speech recognition lines. The biggest negative was significant lost business resulting in declining revenues. It is imperative we focus our energy on delighting customers.”
Kohl added, “Our goal for 2009 is to get Spheris back on track. In order to do so, we must stabilize our current customer base, improve the performance of current technology, reduce costs, do an excellent job at converting the Community Health Systems business and sign new business. We have restructured the Company to focus aggressively on these objectives.”
Balance Sheet and Liquidity Commentary
As of December 31, 2008, the outstanding indebtedness under the Company’s senior secured credit facility was $73.2 million and the outstanding indebtedness under the Company’s senior subordinated notes was $125.0 million.
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Spheris Reports Fourth Quarter and Year-End 2008 Results

March 24, 2009
As of December 31, 2008, Spheris held $3.3 million in unrestricted cash and cash equivalents. During 2008, the Company generated cash from operating activities of $1.4 million compared with $13.6 million of cash generated from operating activities during 2007. The majority of the decrease in cash generated from operating activities was due to changes in working capital and timing items, primarily the decrease in payroll liabilities that resulted from the timing of payments pursuant to the Company’s bi-weekly domestic payroll cycle. Also, the Company utilized operating cash to fund certain insurance deposit amounts that are reflected in noncurrent assets on the Company’s balance sheet. Cash flow was further negatively impacted by the decrease in operating income but was positively impacted by an increase in receivables collections.
Investor Conference Call and Webcast
Spheris will host a conference call on March 26, 2009, at 8 a.m. CT. The number to call for this interactive teleconference is (303) 262-2139. Following the conference call, the audio replay will be available for one week by dialing (303) 590-3000 and entering the confirmation number 11127079#. The live broadcast of Spheris’ quarterly conference call will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=56401 on March 26, 2009, at 8 a.m. CT. The online replay will be available on Spheris’ Web Site shortly after the call and will continue for 30 days.
About Spheris
Spheris is a leading global outsource provider of clinical documentation technology and services to health systems, hospitals and group practices throughout the U.S. Spheris offers a highly advanced, Web-based technology platform blended with Spheris’ outsource services. Spheris employs approximately 4,500 skilled medical language specialists supporting the Company’s clients through a secure network. Using a Follow the SunSM service strategy, customer support is provided 24 hours a day, 365 days a year with an emphasis on verifiable quality, turnaround time and pricing. Spheris’ corporate headquarters are located in Franklin, Tenn. For more information, please visit www.spheris.com.
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Spheris Reports Fourth Quarter and Year-End 2008 Results

March 24, 2009
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as described in the filings made from time to time by the Company with the Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness, including our ability to meet financial covenants and other conditions of our senior secured credit facility and indenture governing our senior subordinated notes; (ii) the recent global economic and financial market crisis has had and may continue to have a negative impact on our business and results of operations; (iii) capital markets are currently experiencing a period of dislocation and instability, which has had and could continue to have a negative impact on the availability and cost of capital; (iv) our history of losses and accumulated deficit; (v) our ability to effectively manage our global production capacity, including our ability to recruit, train and retain qualified medical language specialists and maintain high standards of quality service in our operations; (vi) our ability to support existing technologies as well as adapt and integrate new technology into our clinical documentation platforms to improve our production capabilities and expand the breadth of our technology and service offerings; (vii) our ability to maintain our competitive position against current and future competitors, including our ability to gain new business with acceptable operating margins and ongoing price pressures related to our technology and services and the healthcare markets in general; (viii) the reluctance of potential customers to outsource or change providers of their clinical documentation technology and services and its impact on our ability to attract new customers and increase revenues; (ix) financial and operational risks inherent in our global operations, including foreign currency exchange rate fluctuations and transfer pricing laws between the United States and India; (x) our ability to attract, hire or retain technical and managerial personnel necessary to develop and implement technology and services to our customers; (xi) the effect on our business if we incur additional debt and assume contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; and (xii) our ability to adequately protect our intellectual property rights, including our proprietary technology and the intellectual property we license from third parties.
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.
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Spheris Reports Fourth Quarter and Year-End 2008 Results

March 24, 2009
SPHERIS INC.
Condensed Consolidated Statements of Operations
(Amounts in Thousands)

	(Unaudited)
	Three Months ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net revenues	$41,769	$48,597	$182,843	$200,392

Operating expenses:
Direct costs of revenues (exclusive of depreciation and amortization below)	28,491	35,290	131,266	144,094
Marketing and selling expenses	514	1,026	2,790	4,781
General and administrative expenses	3,706	4,953	21,043	19,892
Depreciation and amortization	3,893	6,101	21,613	24,273
Restructuring charges	484	—	484	—

Total operating costs	37,088	47,370	177,196	193,040

Operating income	4,681	1,227	5,647	7,352

Interest expense, net of income	4,725	5,038	19,104	21,171
Loss on debt refinancing	—	—	—	1,828
Other expense	414	1,240	1,852	1,570

Net loss before income taxes	(458)	(5,051)	(15,309)	(17,217)

Provision for (benefit from) income taxes	9,439	(1,218)	3,870	(5,856)

Net loss	$(9,897)	$(3,833)	$(19,179)	$(11,361)

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Spheris Reports Fourth Quarter and Year-End 2008 Results

March 24, 2009
SPHERIS INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share Amounts)

	December 31,
	2008	2007
Assets
Current assets
Unrestricted cash and cash equivalents	$3,262	$7,195
Restricted cash	309	309
Accounts receivable, net of allowance of $1,332 and $1,569, respectively	28,510	33,595
Deferred taxes	372	3,386
Prepaid expenses and other current assets	4,430	4,460

Total current assets	36,883	48,945

Property and equipment, net	12,309	12,747
Internal-use software, net	1,586	1,932
Customer contracts, net	9	13,968
Goodwill	218,841	218,841
Other noncurrent assets	5,450	3,689

Total assets	$275,078	$300,122

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,893	$4,237
Accrued wages and benefits	8,545	18,130
Current portion of long-term debt and lease obligations	683	35
Other current liabilities	5,327	4,324

Total current liabilities	17,448	26,726

Long-term debt and lease obligations, net of current portion	195,499	191,761
Deferred tax liabilities	300	92
Other long-term liabilities	5,710	4,857

Total liabilities	218,957	223,436

Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	—	—
Other comprehensive income (loss)	(1,344)	564
Contributed capital	111,680	111,158
Accumulated deficit	(54,215)	(35,036)

Total stockholders’ equity	56,121	76,686

Total liabilities and stockholders’ equity	$275,078	$300,122

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Spheris Reports Fourth Quarter and Year-End 2008 Results

March 24, 2009
SPHERIS INC.
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Year Ended December 31,
	2008	2007

Cash flows from operating activities:
Net loss	$(19,179)	$(11,361)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,613	24,273
Amortization of acquired technology	162	648
Deferred taxes	3,222	(6,435)
Change in fair value of derivative financial instruments	2,593	1,112
Amortization of debt discounts and issuance costs	851	833
Restructuring charges	484	—
Loss on debt refinancing	—	1,828
Other non-cash items	590	408
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	5,085	(19)
Prepaid expenses and other current assets	(53)	(476)
Accounts payable	(1,450)	1,717
Accrued wages and benefits	(10,069)	1,556
Other current liabilities	(13)	(57)
Other noncurrent assets and liabilities	(2,402)	(417)

Net cash provided by operating activities	1,434	13,610

Cash flows from investing activities:
Purchases of property and equipment	(5,423)	(5,699)
Purchase and development of internal-use software	(873)	(1,201)
Purchase of Vianeta, net of cash acquired	—	(1,547)

Net cash used in investing activities	(6,296)	(8,447)

Cash flows from financing activities:
Proceeds from debt	7,288	71,320
Payments on debt and lease obligations	(4,451)	(76,066)
Debt issuance costs	—	(583)

Net cash provided by (used in) financing activities	2,837	(5,329)

Effect of exchange rate change on cash and cash equivalents	(1,908)	1,038

Net (decrease) increase in unrestricted cash and cash equivalents	(3,933)	872
Unrestricted cash and cash equivalents, at beginning of period	7,195	6,323

Unrestricted cash and cash equivalents, at end of period	$3,262	$7,195

Supplemental Schedule of Non-cash Investing and Financing Activities:
Purchases of property and equipment and internal-use software through lease obligations	$1,019	$—

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Spheris Reports Fourth Quarter and Year-End 2008 Results

March 24, 2009
SPHERIS INC.
Supplemental Financial Information
(Amounts in Thousands)

	(Unaudited)
	Three Months Ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Net loss	$(9,897)	$(3,833)	$(19,179)	$(11,361)
Depreciation and amortization	3,893	6,101	21,613	24,273
Interest expense, net of income	4,725	5,038	19,104	21,171
Loss on debt refinancing	—	—	—	1,828
Other expense	414	1,240	1,852	1,570
Restructuring charges	484	—	484	—
Provision for (benefit from) income taxes	9,439	(1,218)	3,870	(5,856)

Adjusted EBITDA	$9,058	$7,328	$27,744	$31,625

Note to Supplemental Financial Information
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, other expense or income (including mark-to-market adjustments related to the Company’s derivative financial instruments), and restructuring charges. Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes Adjusted EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions, and depreciation and amortization. Additionally, since Adjusted EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility agreement, management believes Adjusted EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes Adjusted EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in this press release, as the items excluded in the presentation of Adjusted EBITDA are significant components in understanding and assessing financial performance. A reconciliation of Adjusted EBITDA to the nearest comparable GAAP financial measure is provided above. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
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